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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No.1 to Registration Statement
No. 333-148729 of our report dated April 26, 2007, except for Note 19, as to which the date is July 23, 2007, relating to the consolidated financial statements and financial statement schedule of E-House (China) Holdings Limited appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Our Summary Consolidated Financial Data," "Selected Consolidated Financial Data" and "Experts" in such Prospectus.



/s/ Deloitte Touche Tohmatsu CPA Ltd.
Shanghai, China
January 25, 2008